FORM 8 - K

             SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC  20549



                       CURRENT REPORT



               Pursuant to Section 13 or 15(d)
                           of the
               Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):

                        June 29, 1999

                 CIRCUIT RESEARCH LABS, INC.

   (Exact Name of Registrant as specified in its Charter)

                           Arizona

       (State or other jurisdiction of incorporation)

                  0-11353        86-0344671

                  Commission            IRS
                   File                 Employer
                   Number               Identification No.

                   2522 West Geneva Drive
                    Tempe, Arizona  85282

          (Address of principal executive offices)



                       (602) 438-0888
               (Registrants telephone number)

Item 5. Other Events

On June 28, 1999 Circuit Research Labs, Inc, (the Company) and Mr. Gary Clarkson (Chairman of the Board, President and CEO of the Company) entered into an agreement to sell to Mr. Charles Jayson Brentlinger the controlling interest in Circuit Research Labs, Inc. The transaction is subject to customary conditions and is expected to close on or before September 30, 1999.

The Company is an Arizona corporation authorized to issue 500,000 shares of Preferred stock and 20,000,000 shares of Common stock. No Preferred stock has been issued or is outstanding. Of the Common stock, 597,682 shares have been issued, of which 288,870 are held by the public, 121,312 are held by Mr. Gary Clarkson, 187,500 are held as treasury stock. All previously issued options to purchase shares of the Company have expired.

Mr. Brentlinger will purchase 187,500 shares of the Companys authorized, but unissued Common stock at $3.05 per share, for a total of $571,875. Mr. Brentlinger has paid
$300,000 cash, with the balance to be paid on closing, September 30, 1999.

Within one year of closing Mr. Brentlinger will purchase an additional 171,250 shares of the Companys common stock at $2.50 per share cash for a total of $428,125.

Mr. Brentlinger will have a 5 year option to purchase an additional 500,000 shares of the Companys common stock for $2.50 per share cash for a total of $1,250,000.

At the closing Mr.Brentlinger will purchase all of Mr.Clarksons stock, 121,312 shares, at $3.05 per share, with $250,000 to be paid at closing and the balance to be paid as determined between the parties.

At closing Mr. Brenlinger will own 308,812 shares of the Companys common stock which is 51.67% of the 597,682 outstanding shares.

 Mr. Clarkson has resigned as President and Chief Executive Officer of the Company and has been replaced by Mr. Brentlinger. Mr. Clarkson will remain with the Company as an Advanced Product Engineer, under a 3 year employment contract, and will remain as Chairman of the Board. After closing, Mr. Brentlinger shall be appointed to the Board of Directors of the Company, to serve a term to expire at the next meeting of shareholders duly called to elect a Board of Directors

Mr. Brentlinger is President and owner of Rainbow Broadcasting Inc. and Brentlinger Broadcasting, Inc. Rainbow Broadcasting is the owner of radio station KBZG and is purchasing radio station KESP, both of Phoenix, Arizona. Brentlinger Broadcasting, Inc. is the owner of KBZR Radio in Arizona City, Arizona. In April 1999 Brentlinger Broadcasting Inc. entered into an agreement with Big City Broadcasting for the sale of KBZR. Mr. Brentlinger previously sold radio station KPTY Gilbert Arizona, to New Planet Radio. Mr. Brentlinger has over 26 years of experience in the radio industry.

Mr. Brentlinger intends to resume production of the Compants current product lines immediately. Mr.
Brentlingers plans for the future include a new management team, implementation of an aggressive marketing plan, new product development and acquisitions.

On May 11, 1999, the Companys stockholders approved dissolution of the Company. When this Agreement with Mr.
Brentlinger closes, the Board of Directors, pursuant to its authority under Arizona Law , will vote not to dissolve the Corporation, but to continue in business, as set forth above.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   CIRCUIT RESEARCH LABS,
                              INC.
Date:  June 29, 1999
                                   Gary D. Clarkson
                                   Chairman of the Board